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EXHIBIT 10.8

RETIREMENT COMPENSATION ARRANGEMENT PLAN

FOR SEAN BOYD

THIS AGREEMENT is made as of the 1st day of July, 1997,

BETWEEN:

  AGNICO-EAGLE MINES LIMITED, a company incorporated under the laws of the Province of Ontario and having its head office in the city of Toronto, Ontario,

  (the "Company")

  — and —

  SEAN BOYD, an executive employee of the Company residing in Newmarket, Ontario,

  (the "Executive").

WHEREAS in order to retain the valuable services of the Executive and to induce the Executive to continue in employment with the Company, the Company wishes to provide and secure excess pension benefits to the Executive (to the extent not already provided under the Company's registered pension plan) under this Retirement Compensation Arrangement Plan for Sean Boyd (the "RCA Plan").

AND WHEREAS the intent of this Agreement is that if the Executive faithfully, honestly and diligently serves the Company, devotes his full time, labour, skill and attention to such employment, uses his best efforts to promote the interest and welfare of the Company, the Company shall provide him with excess pension benefits.

NOW THEREFORE in consideration of these premises and the mutual covenants herein contained and in consideration of the services to be performed by the Executive as hereinafter mentioned, the Executive and the Company shall covenant and agree as follows:

SECTION 1

INTERPRETATION

1.1   Definitions

  Unless a different meaning is expressly required by the context, in this Agreement, terms have the meanings ascribed to them below.

  •
  "Actuary" shall mean Buck Consultants Limited or such other person or firm from time to time retained by the Company (or, following an event pursuant to Section 2.5 if it is necessary, the Trustee) to provide actuarial services as may be required from time to time for the purposes of the Trust Fund or the Plan, who is (or, in the case of a firm, one of whose employees or members is) a Fellow of the Canadian Institute of Actuaries.

  •
  "Basic Pension Benefit" shall mean the normal form of pension benefit payable at the Executive's Normal Retirement Date under the Basic Pension Plan and funded by the Company, and shall include the amount of any portion of the pension benefit earned by the Executive which has been assigned to or is required to be held for the benefit of the Spouse or former Spouse of the Executive.

  •
  "Basic Pension Plan" shall mean the Agnico-Eagle Mines Limited Employees Pension Plan, as amended by the Company from time to time, and shall include any successor or substitute plan or plans of the Company.

  •
  "Change of Control" shall mean a change of control of the Company which shall be deemed to have occurred at such time as (i) any Person or group of Related Persons becomes the beneficial owner, directly or indirectly, of 25% or more of the Voting Shares of the Company (including voting shares issuable upon conversion of any other outstanding securities of the Company) or (ii) Directors who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board.

  •
  "Company" shall mean Agnico-Eagle Mines Limited and any subsidiary, associated, predecessor and successor companies as may be designated from time to time.

  •
  "Contributions" shall mean, as the context permits, the amounts required (i) to purchase a Letter of Credit to cover the Company's liability for Excess Benefits for each Year during the term of this RCA Plan, and (ii) to pay the refundable tax exigible under the Income Tax Act. Fifty percent of the Contributions for any Year shall suffice, and shall be applied by the RCA Trustee to purchase the Letter of Credit for the following year; and 50% of such Contributions shall represent the "refundable tax" required to be withheld and remitted to the Receiver General of Canada pursuant to the Income Tax Act.

  •
  "Effective Date" shall mean July 1, 1997.

  •
  "Early Retirement Date", for purposes of this RCA Plan, shall mean, at the Executive's option, the first day of any month coincident with or next following the Executive's fifty-fifth birthday, but not after his sixtieth birthday.

  •
  "Earnings" shall have the same meaning as defined in the Basic Pension Plan. Specifically, Earnings shall mean all basic remuneration paid by the Company to the Executive for work done or services performed but not including the value of any benefits, bonuses, overtime pay, automobile allowances, entertainment allowances or other like allowances or unusual payments, all as determined by the Company. Earnings shall also include Prescribed Compensation for purposes of determining the Executive's pension adjustment as defined in the Regulations under the Income Tax Act (Canada).

  •
  "Excess Benefits" shall mean the projected annual pension benefit, in the same normal form as in the Basic Pension Plan, payable on or after the Executive's Normal Retirement Date, as calculated and certified by the Actuary, which shall be determined as the excess of (a) over (b), where:

  (a)
  is 2% of the Final Average Earnings multiplied by the Executive's continuous service with the Company projected to Normal Retirement Date (in completed years and months); and

  (b)
  is the annual amount of actual pension benefit payable under the Basic Pension Plan and funded by the Company.

  •
  "Executive" shall mean Sean Boyd.

  •
  "Final Average Earnings" shall mean the annual average of the last three consecutive calendar years Earnings of the Executive prior to the Executive's Normal Retirement Date, projected at the rate of three percent per annum, compounded annually, to the Executive's Normal Retirement Date.

  •
  "Income Tax Act" shall mean the Income Tax Act (Canada) and the regulations thereunder, as amended from time to time.

  •
  "Incumbent Board" shall mean those persons who are Directors of the Company at the Effective Date of this RCA Plan, and shall include any person who becomes a Director subsequent to the date hereof and whose election, or nomination for election, by the Company's shareholders, was approved by the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination).

  •
  "Letter of Credit" shall mean, as the context permits, the initial letter of credit or whatever succeeding renewal or replacement letter of credit is in force and effect at the relevant time. Each and every letter of credit shall:

  (a)
  be purchased from a Schedule I Bank under the Bank Act (Canada);

  (b)
  be irrevocable and standby;

  (c)
  name the RCA Trustee as the beneficiary permitted to draw down (an amount up to the face amount) on the letter of credit following an event pursuant to Section 2.5;

  (d)
  with the exception of the initial letter of credit, be for a term of one year, expiring on June 30; and

  (e)
  have a face amount equal to 110% of the Company's liability for Excess Benefits in respect of the Executive, as certified by the Actuary.

  •
  "Normal Retirement Date", for purposes of this RCA Plan, shall mean the first day of the month coincident with or next following the Executive's sixtieth birthday or such later date as is mutually agreed to by the Company and the Executive.

  •
  "Person" shall mean an individual, partnership, association, body corporate, trustee, executor, administrator or legal representative, other than the Company or a wholly-owned subsidiary of the Company.

  •
  "Qualifying Bank" shall mean a Schedule I Bank under the Bank Act (Canada).

  •
  "RCA Plan" shall mean this Retirement Compensation Arrangement Plan, as the same may be amended from time to time.

  •
  "RCA Trust" shall mean the Retirement Compensation Arrangement Plan Trust.

  •
  "RCA Trust Agreement" shall mean the agreement establishing the RCA Trust, as the same may be amended from time to time.

  •
  "RCA Trustee" shall mean the trust company or any successor RCA Trustee appointed pursuant to the RCA Trust Agreement.

  •
  "Related Persons" shall have the same meaning as defined in the Income Tax Act.

  •
  "Renewal Date" shall mean the date that is one month before the date on which the Letter of Credit or any replacement thereof is due to expire.

  •
  "Spouse" shall have the same meaning as defined in the Basic Pension Plan.

  •
  "Voting Shares" shall mean the issued and outstanding shares of any class or classes of shares of the Company which carry voting rights in all circumstances.

  •
  "Year" shall mean a twelve month period commencing on the first day of July and ending on the 30th day of June.

  Words importing the singular shall include the plural and vice versa and words importing the masculine gender shall extend to and include the feminine gender and/or body corporate, unless the context in which a particular word is used clearly requires otherwise.

  All other words and expressions in this Agreement that are defined for purposes of the Basic Pension Plan shall be given an interpretation that is consistent with the meaning ascribed to them in the Basic Pension Plan.

1.2   Governing Law

  This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the courts of the Province of Ontario shall be the sole and proper forum with respect to any suits brought with respect to this Agreement.

1.3   Records

  Wherever the records of the Company are used for the purposes of this Agreement, such records shall be conclusive of the facts for which they are recommended.

1.4   Prior Agreements

  This Agreement supersedes and replaces all prior agreements, whether oral or written, of the parties hereto in connection with the subject matter hereof and the Executive hereby agrees that such agreements are hereby cancelled and of no further effect.

1.5   Interpretation of Agreement

  The Executive acknowledges that questions requiring the interpretation of this Agreement may arise from time to time, and the Executive agrees that the Company, in consultation with the Actuary, shall have the right to interpret and perform this Agreement in a manner consistent with the efficient administration of this and similar agreements in effect from time to time with executives of the Company, and such interpretation or performance, fairly and reasonably done, shall be final and conclusive as between the parties.

1.6   Effect of Agreement

  Nothing herein shall constitute an agreement or undertaking by the Executive to remain in the employ of the Company for any specific period of time, nor an agreement or undertaking by the Company to employ the Executive for any specific period of time.

SECTION 2

CREATION AND PURPOSE OF THE RCA PLAN

2.1   Purpose of the RCA Plan

  The purpose of the RCA Plan is to:

  (a)
  provide the Executive with Excess Benefits on retirement, termination by the Company without cause, disability or death prior to retirement in a manner that, as closely as possible on an after-tax basis, the Executive will receive Excess Benefits as if such Excess Benefits were provided directly from the registered Basic Pension Plan; and

  (b)
  provide security for payment by the Company of Excess Benefits.

  At any given time, the main asset of the RCA Trust shall be the current Letter of Credit.

2.2   Funding the RCA Trust

  In conjunction with the execution of the RCA Trust Agreement, the Company shall make a Contribution to enable the RCA Trustee to purchase the initial Letter of Credit; and thereafter, on or before each Renewal Date, the Company shall make a Contribution to enable the RCA Trustee to purchase a renewal or replacement Letter of Credit.

2.3   Letter of Credit

  In conjunction with the execution and delivery of the RCA Trust Agreement, the RCA Trustee shall purchase the initial Letter of Credit in an amount sufficient to cover 110% of the Company's liability for Excess Benefits for the remainder of the Year to June 30, 1998. Prior to the Renewal Date of the initial Letter of Credit, and thereafter prior to the Renewal Date of each succeeding Letter of Credit, the RCA Trustee shall purchase a renewal or replacement Letter of Credit in an amount sufficient to cover 110% of the Company's liability for Excess Benefits for the following Year. The Actuary shall make the actuarial determination of the Company's liability for Excess Benefits for the remainder of the Year to June 30, 1998 and for any and all Years thereafter, such determination to be made at least 60 days prior to the Renewal Date.

2.4   Purchase of Letters of Credit

  If and provided that it has funds to do so, on or before each Renewal Date the RCA Trustee shall pay to the Qualifying Bank which has agreed to issue the Letter of Credit for the next year the premium for such Letter of Credit; such premium to be paid from monies then held in the RCA Trust and/or Contributions made by the Company.

2.5   Demand on Letter of Credit

  Upon the following events occurring, the RCA Trustee shall (i) present the Letter of Credit (together with such other documentation as may be required pursuant to the terms of the Letter of Credit) to the Qualifying Bank for payment; and (ii) upon receipt of payment from the Qualifying Bank, and in consultation with the Actuary, immediately purchase an annuity contract (that would qualify as a prescribed annuity contract within the meaning of the Income Tax Act in the hands of the Executive) to provide for payment of the Excess Benefits to the Executive and shall assign such annuity contract to the Executive:

  (a)
  the Company fails to cause the Actuary to prepare and deliver to the Trustee a report at least 60 days prior to the expiration of the then current Letter of Credit setting out the estimated actuarial present value of the accrued liabilities in respect of the Executive's benefits under this RCA Plan and the future administrative costs of this RCA Plan and the RCA Trust;

  (b)
  the Company fails to either

  (i)
  cause an existing Letter of Credit to be renewed or replaced in accordance with the RCA Trust Agreement at least 15 days prior to the expiration of the Letter of Credit, or

  (ii)
  deposit with the RCA Trustee an amount in cash or kind equal to 110% of the accrued liabilities in respect of the Executive's benefits under the RCA Plan as certified by the Actuary;

  (c)
  the Company fails to contribute to the RCA Trust an amount sufficient, after the payment of applicable taxes, to permit the RCA Trustee to obtain the replacement of the then current Letter of Credit;

  (d)
  the Company fails to make a payment to the RCA Trustee of all expenses incurred under section 4.07 of the RCA Trust Agreement after 30 days following delivery to the Company by the RCA Trustee of a written notice from the RCA Trustee that such payment is overdue;

  (e)
  the Executive has informed the Trustee (and the Trustee acting reasonably, has confirmed such information to its own satisfaction) or the Trustee otherwise has knowledge, in each case, that

  (i)
  the Executive has retired from the Company at his Early Retirement Date, or

  (ii)
  the Executive has retired from the Company on or after his Normal Retirement Date, or

  (iii)
  the Executive has been terminated by the Company without cause, or

  (iv)
  the Executive has been laid-off by the Company; or

  (f)
  the Executive has informed the Trustee (and the Trustee, relying on sources generally available to the public and acting reasonably, has confirmed such information to its own satisfaction) or the Trustee otherwise has knowledge, in each case, that

  (i)
  the Company is insolvent within the meaning of the Canada Business Corporations Act,

  (ii)
  the Company has commenced a proceeding, (including, without limitation, the filing of a petition or an assignment or a proposal or a notice of intention to make a proposal) under the Companies' Creditors Arrangement Act (Canada),

  (iii)
  the Company has suffered the appointment of any receiver or trustee, or

  (iv)
  there has been a Change of Control of the Company.

  Fifty percent of the payment from the Letter of Credit shall be applied by the RCA Trustee to purchase the annuity contract noted above; and 50% of such payment from the Letter of Credit shall represent the "refundable tax" required to be withheld and remitted to the Receiver General of Canada pursuant to the Income Tax Act.

2.6   RCA Plan Entitlement

  The Executive acknowledges that the RCA Trustee may be obliged to reclaim part or all of the "refundable tax" in order to make any required disbursements to the Executive or any other person entitled to a benefit from this RCA Plan. The Executive acknowledges that the full amount of the interim or final disbursement may be delayed until such time as the RCA Trustee has received the "refundable tax" from the government of Canada, provided that the RCA Trustee may, with the consent of the Company, borrow all or such portion of the amount of the "refundable tax" in order to complete the required disbursement or to accelerate the payment of it and the Company agrees to pay the cost of such borrowing.

SECTION 3

OTHER BENEFITS

3.1   Disability Benefit

  If the Executive is eligible to receive payment of disability benefits under a long term disability plan covering employees of the Company, notwithstanding any termination of the Executive's employment with the Company as a result of his disability, the Executive shall be deemed to continue to accrue further service for the purpose of this RCA Plan until the Executive ceases to be eligible to receive payment of such long term disability benefits, at which time, if the Executive does not return to work, the Executive shall be entitled to the Excess Benefits assuming the Executive had retired on the day that the Executive ceases to be eligible to receive payment of such long term disability benefits, without any further projection for continuous service or Earnings (and for purposes of calculating the benefit payable, "Earnings" during a period of such disability shall be as set out in the Basic Pension Plan).

3.2   Early Retirement Benefit

  If the Executive retires on his Early Retirement Date but prior to his Normal Retirement Date, the Executive shall be entitled to the Excess Benefits commencing on his Early Retirement Date, without any further projection for continuous service or Earnings.

3.3   Death Before Normal Retirement Date

  If the Executive dies before his Normal Retirement Date, the Executive's Spouse, or if there is no Spouse, the Executive's designated beneficiary or estate shall be entitled to a lump sum payment equal to the liability for the Excess Benefits, as determined by the Actuary.

3.4   Death After Normal Retirement Date

  If the Executive dies after his Normal Retirement Date, a death benefit shall be paid in accordance with the form of benefit elected or deemed to be elected by the Executive for the payment of the Excess Benefits.

3.5   Benefit Conditional on Long Service

  The Executive shall not be entitled to any benefit hereunder whatsoever in the event that the Executive's employment with the Company should cease as a result of:

  (a)
  termination by the Company for cause prior to the Executive's fifty-fifth birthday; or

  (b)
  voluntary termination other than retirement on the Executive's Early Retirement Date or retirement on or after the Executive's Normal Retirement Date.

  No benefit shall be paid or payable under this Agreement if the Executive is in breach of any covenant contained in Section 4.

SECTION 4

OBLIGATIONS OF THE EXECUTIVE

4.1   Employment Obligations

  As long as employment with the Company continues, the Executive agrees to faithfully, honestly and diligently serve the Company and to devote his full time, labour, skill and attention to such employment and to use his best efforts to promote the interests and welfare of the Company. The Executive shall exercise and carry out all such powers and duties and shall observe all such directions as the board of directors of the Company or the executive officers of the Company from time to time confer or impose upon the Executive.

4.2   Confidentiality and Theft

  If at any time, the Executive uses or discloses trade secrets or information that is proprietary and confidential to the Company, embezzles or steals cash or other property of the Company, the Company shall have no further obligation to make the payments otherwise required under this Agreement and all rights of the Executive or any person entitled to a payment hereunder shall immediately cease and terminate. Notwithstanding the foregoing, nothing herein shall prevent disclosure of information which is publicly available or which is required to be disclosed under appropriate statues, rules of law or legal process.

4.3   Breach of Executive's Covenant

  Notwithstanding anything herein contained to the contrary, all obligations of the Company under this Agreement are expressly made conditional upon the due observance and performance by the Executive of all the covenants contained in this Section 4. If the Executive fails to fulfil and carry out any such covenants, all liability and obligations of the Company and all the Executive's rights and entitlements hereunder shall immediately cease and terminate and this Agreement shall thereafter be of no further effect.

SECTION 5

GENERAL

5.1   Amendment

  (a)
  Notwithstanding anything to the contrary herein, the Company, with the consent of the Executive, reserves the right to amend this RCA Plan in whole or in part, at any time. In particular, it is recognized that certain provisions of this RCA Plan are not meant to operate in connection with or correspond to provisions of the Basic Pension Plan. Therefore, without restricting the generality of the foregoing, in the event of future amendment to the Basic Pension Plan, the Company, on written notice to the Executive, reserves the right to make consequential amendments to this RCA Plan. Any amendment to this RCA Plan shall be communicated in writing by the Company to the Executive;

  (b)
  The Company, on written notice to the Executive, may amend this RCA Plan as a result of a change in income tax or other applicable legislation, or interpretation thereof, and such amendment may take effect as of the same effective date as the change in legislation, or interpretation thereof;

  (c)
  Subject to paragraph (b) of this Section 5.1, no amendment to this RCA Plan by the Company pursuant to this Section 5.1, can have the effect of impairing the provision of security for payment by the Company of the Excess Benefits,

5.2   Termination

  This RCA Plan may, with the consultation of the Executive, be terminated at any time by the Company, subject to the Company maintaining arrangements to adequately secure the Excess Benefits, whether by a Letter of Credit or otherwise, which such arrangements are acceptable to the Executive, acting reasonably.

  Upon the termination of this RCA Plan and the purchase of an annuity contract to provide for the Excess Benefits or the payment of any benefits provided in Section 3, the RCA Trustee shall wind-up and terminate the RCA Trust as follows:

  (a)
  provide for a final accounting for the purposes of the termination of the RCA Trust;

  (b)
  file final information and tax returns under the Income Tax Act and obtain any necessary clearance certificates and any balance of "refundable tax" owing to the RCA Trust;

  (c)
  pay all proper amounts payable out of the RCA Trust; and

  (d)
  distribute the balance, if any, remaining in the RCA Trust in accordance with the RCA Trust Agreement.

  For greater certainty, after all of the obligations of the RCA Trust have been satisfied, the RCA Trustee shall remit to the Company for its absolute use and benefit, the balance of the RCA Trust.

5.3   Information to be Provided Before Benefits Paid

  Payment of the Excess Benefits or other benefits from this RCA Plan shall not be made until the person entitled to the payment delivers to the RCA Trustee reasonable proof or evidence of the facts necessary to calculate the Excess Benefits or other benefits.

5.4   Interest Not Transferable or Assignable

  Except with respect to withholding tax or as otherwise required by Section 5.6 of this Agreement, all benefits and entitlements provided hereunder are for the use and benefit of the Executive and are not capable of being assigned, sold, transferred, pledged, hypothecated, given as security or otherwise alienated or encumbered during the lifetime of the Executive, and shall not be subject to attachment, garnishment, set-off, deduction, execution or seizure by or on behalf of the creditors of the person entitled to payment hereunder. For greater certainty, the Company shall not, as a result of this Agreement, be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to a payment hereunder.

5.5   Incompetence

  If, in the opinion of the Company, any person receiving or entitled to receive a benefit under this Agreement is, as a result of physical or mental infirmity, incapable of managing his affairs, and no guardian, committee or other representative of the estate of such a person has been duly appointed by a court of competent jurisdiction, the Company may, on the advice of competent legal counsel, authorize any payment to which the person is entitled, to be made to his Spouse, child or other person on his behalf or to a court of competent jurisdiction and such payment shall be a complete discharge of the obligation under this Agreement to make such payment. The reasonable expenses incurred by the Company in order to effect payment shall be paid by the Company.

5.6   Payments Subject to Tax Withholding, Set-Offs, Etc.

  The Company may require a retention by way of deduction or set-off out of any amount that may be or is payable under this Agreement:

  (a)
  if the person entitled to payment, or the Executive, is indebted to the Company at the time payment is made;

  (b)
  a statute so provides; or

  (c)
  a court order so requires.

  The amount to be set-off or deducted shall not exceed the amount of the indebtedness plus interest or the amount specified in the statute or court order.

5.7   Severability

  If any provision of this RCA Plan is ever held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this RCA Plan, and this RCA Plan shall be construed and enforced as if such illegal or invalid provision had never formed part hereof.

5.8   No Enlargement of Employment Right

  Nothing in this Agreement shall be construed to give to the Executive or to any person claiming through the Executive any right, title or interest in or to any assets, profits, earnings, or property of the Company except as specifically provided herein. This Agreement does not enlarge any rights which the Executive may have as an employee apart from this Agreement. If this Agreement is terminated in whole or in part, or any provision of benefits under this Agreement is merged or consolidated with the provision of benefits under any other agreement, or if the employment of the Executive is terminated or if his employment status changes, the Executive shall have only such rights as are specifically defined and provided for in this Agreement, subject to any statutory requirements which may apply to this Agreement at any time.

5.9   Termination of Employment

  The Executive agrees that nothing herein contained shall prevent the Company from terminating the Executive's employment with the Company at any time with or without cause.

5.10 Notice

  Any notice or other communication required or permitted hereunder shall be in writing and shall be effectively given if delivered personally, sent by registered mail, postage prepaid, or by facsimile or other means of electronic communication (if, in the case of the Executive, a facsimile number has been provided) addressed:

  (i)
  If to the Executive, to:

    Mr. Sean Boyd
    1 Blue Ridge Trail
    R.R. #3
    Newmarket, Ontario
    L3Y 4W3

  (ii)
  If to the Company, to:

    Agnico-Eagle Mines Limited
    401 Bay Street, Suite 2302
    Toronto, Ontario
    M5H 2Y4

    Attention: Mr. Barry Landen, Vice-President and Corporate Secretary
    Facsimile: (416) 367-4681

5.11 Binding Effect

  Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon both the Executive, his heirs and legal personal representatives and the Company, its successors and assigns.

  * * * * * *

IN WITNESS WHEREOF the parties have duly executed and delivered this Agreement this 10th day of December, 1997 with effect as of the Effective Date.

AGNICO-EAGLE MINES LIMITED
By:

Witness	/s/ SEAN BOYD Sean Boyd

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RETIREMENT COMPENSATION ARRANGEMENT PLAN FOR SEAN BOYD